UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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AERPIO PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 9, 2021

To the Stockholders of Aerpio Pharmaceuticals, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the "Annual Meeting") of Aerpio Pharmaceuticals, Inc. (the “Company”). The Annual Meeting will be held online on Thursday, July 22, 2021 at 10:30 a.m. Eastern Time via webcast at www.virtualshareholdermeeting.com/ARPO2021, where you will be able to vote electronically and submit questions. You will need your 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

At this Annual Meeting, the agenda includes (i) the election of two Class I directors for a three-year term, (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) to transact such other business as may properly come before the Annual Meeting (including adjournments and postponements thereof).

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. Submitting your vote in advance will not affect your right to vote online during the virtual meeting if you decide to attend the Annual Meeting. In any event, to be sure that your vote will be received in time, please cast your vote at your earliest convenience.

We hope that you will join us virtually on July 22, 2021. Your investment and continuing interest in the Company are very much appreciated.

Sincerely yours,

/s/ Joseph Gardner, Ph.D.

Joseph Gardner, Ph.D.

President

Principal Executive Officer

AERPIO PHARMACEUTICALS, INC.

9987 Carver Road, Suite 420

Cincinnati, Ohio 45242

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Online on Thursday, July 22, 2021 at www.virtualshareholdermeeting.com/ARPO2021

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Aerpio Pharmaceuticals, Inc. (the “Company”), will be held online on July 22, 2021 at 10:30 a.m. Eastern Time. Due to the public health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. You will be able to attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ARPO2021, where you will be able to vote electronically and submit questions. You will need your 16-digit control number, which is located on the Notice of Internet Availability (the “Notice of Availability”) that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting.

The purpose of the Annual Meeting is the following:

1.

To elect two Class I directors, Caley Castelein M.D. and Cheryl Cohen, to serve on the Company’s board of directors (the “Board”) until the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and until their successors are duly elected and qualified, subject to their earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
3.	To transact such other business as may properly come before the Annual Meeting (including any adjournments and postponements thereof).

Stockholders of record at the close of business on June 7, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our Board, in the accompanying Proxy Statement. The Board recommends a vote “FOR” the election of the two nominees for Class I directors and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021, as disclosed in the accompanying Proxy Statement.

We are pleased to take advantage of the rules of the Securities and Exchange Commission (the “SEC”), that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to our stockholders a Notice of Availability, instead of a paper copy of our proxy materials and our Annual Report to Stockholders for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). We will mail the Notice of Availability on or about June 10, 2021, and it contains instructions on how to access those documents and to cast your vote over the Internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. If you would like to receive a printed copy of our proxy materials, including our proxy statement, our 2020 Annual Report and a form of proxy card, free of charge, please follow the instructions on the Notice of Availability.

To participate in the Annual Meeting, you will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card at www.virtualshareholdermeeting.com/ARPO2021 and beneficial owners of shares held in street name must additionally follow the instructions provided by the broker, bank or other nominee that holds their shares. Please see the “General Information” section of the Proxy Statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.

Your vote is important. Whether or not you are able to attend the Annual Meeting virtually and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy over the Internet or by telephone as described in the instructions included in the Notice of Availability or by signing, dating and returning the proxy card.

By order of the Board of Directors,

/s/ Joseph Gardner, Ph.D.
Joseph Gardner, Ph.D.
President Principal Executive Officer

June 9, 2021

AERPIO PHARMACEUTICALS, INC.

9987 Carver Road, Suite 420

Cincinnati, Ohio 45242

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ONLINE ON THURSDAY, JULY 22, 2021

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Aerpio Pharmaceuticals, Inc. (the “Company”) for use at the 2021 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”).  The Annual Meeting will be held at 10:30 a.m. Eastern Time on Thursday, July 22, 2021.

Due to the public health concerns about the coronavirus, or COVID-19, and to support the health and well-being of our stockholders, employees and communities, the Annual Meeting will be a virtual meeting, which will be conducted via live webcast.

There will be no physical location for stockholders to attend. You will be able to attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ARPO2021, where you will be able to vote electronically and submit questions. To participate in the Annual Meeting, you will need your 16-digit control number, which is located on the Notice of Internet Availability (the “Notice of Availability”) that you received in the mail, included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Please see the “General Information” section of the Proxy Statement for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform. You will not be able to attend the Annual Meeting in person.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.  If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This Proxy Statement relates to the Annual Meeting. As previously disclosed, on May 16, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aadi Bioscience Inc. (“Aadi”), and Aspen Merger Subsidiary, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ours (“Merger Sub”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Aadi, with Aadi surviving as the wholly-owned subsidiary of the Company (the “Merger”). If the Merger is completed, the business of Aadi will continue as the business of the combined company. We intend to hold a special meeting of stockholders of the Company to approve such transaction and related matters (the “Special Meeting”). In connection therewith, we intend to prepare and file separate proxy materials for use at the Special Meeting and at all adjournments and postponements thereof.

In this Proxy Statement, the terms “Aerpio,” the “company,” “we,” “us,” and “our” refer to Aerpio Pharmaceuticals, Inc. and, where appropriate, our subsidiaries. The mailing address of our principal executive offices is Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to seek stockholder approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such stockholder approval must be conducted. We have taken advantage of these reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies that are not emerging growth companies in which you hold stock.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on July 22, 2021

This Proxy Statement and our 2020 Annual Report are
available for viewing, printing and downloading at https://www.proxyvote.com

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC website at http://www.sec.gov.

AERPIO PHARMACEUTICALS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Access to Proxy Materials

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet rather than printing and mailing our proxy materials. We believe electronic delivery will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Accordingly, on or about June 10, 2021, we will begin mailing the Notice of Availability, and our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this Proxy Statement and the 2020 Annual Report, will be made available to stockholders on the Internet.

The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2021 Annual Meeting of Stockholders, this Proxy Statement, and our 2020 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2021 Annual Meeting of Stockholders, this Proxy Statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this Proxy Statement.

Record Date

The Board of Directors has fixed the close of business on June 7, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Quorum	A majority of the voting power of all outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.
Shares Outstanding	47,371,482 shares of common stock outstanding as of June 7, 2021.

Voting	If your shares are registered directly in your name, and you are a “stockholder of record,” there are four ways that you can vote:
(1)

By Internet: You may vote over the Internet by following the instructions provided in the Notice of Availability or on the proxy card. Votes submitted by Internet must be received by 11:59 p.m. Eastern Time on July 21, 2021.

(2)

By Telephone: If you requested printed copies of the proxy materials by mail, you may vote over the telephone by following the instructions provided in the proxy materials. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on July 21, 2021.

(3)

By Mail: If you requested printed copies of the proxy materials by mail, you can vote by completing and mailing your proxy card in the enclosed postage prepaid envelope provided. Proxies submitted by mail must be received before the start of the Annual Meeting.

(4)

By Attending the Annual Meeting: You may vote at the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/ARPO2021. Have your proxy card or Notice of Availability in hand as you will be prompted to enter your 16-digit control number to vote at the Annual Meeting.

If your shares are held in an account at a bank or a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name.” You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares. Please follow their instructions.

Revoking Your Proxy

Stockholders of record may revoke their proxies at any time before they are voted by attending the Annual Meeting and voting directly at the meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the polls close or by voting again before the cutoff time (your latest proxy is the one that will be counted), unless such proxy states that it is irrevocable and it is coupled with an interest sufficient in law to support an irrevocable power. If you hold shares through a bank or broker, you must contact your bank or broker for instructions as to how to change your vote.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on each proposal presented at the Annual Meeting:
For Proposal One, the election of directors, the two nominees receiving the most votes (also known as a plurality vote) will be elected as directors.

For Proposal Two, a majority of the votes properly cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions and "broker nonvotes" (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting "withheld" have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Proposal Two, the ratification of the appointment of Ernst & Young LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are making this solicitation and will pay for the distribution of the Notice of Availability and our proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

PROPOSAL ONE

ELECTION OF DIRECTORS

Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class I directors expires at the Annual Meeting. The term of the Class II directors expires at the 2022 annual meeting and the term of the Class III directors expires at the 2023 annual meeting. Directors are elected to hold office for a three-year term or until the election and qualification of their successors in office.

Director Nominees

Based on the recommendation of the Nominating and Corporate Governance Committee, our Board has nominated Caley Castelein M.D. and Cheryl Cohen for election as the Class I directors to serve for a three-year term ending at the 2024 Annual Meeting or until their successors are elected and qualified. Caley Castelein M.D. and Cheryl Cohen are current members of our Board and have consented to serve, if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received "for" the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

The biographies of each of the nominees and continuing directors below contain information regarding each such person's service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person's specific experience, qualifications, attributes and skills that led the Board and its Nominating and Corporate Governance Committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. While our corporate governance guidelines do not specify assigned weights to particular criteria, our Board and Nominating and Corporate Governance Committee believe it is essential that members of our Board represent diverse viewpoints and that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to promote our strategic objectives and fulfill its responsibilities to our stockholders. In particular, diversity in terms of race, ethnicity, age, and gender is viewed as important, in addition to many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds. Under the proposed Nasdaq listing rule, currently subject to review and approval by the SEC, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse. Although our Board considers that it is currently comprised of a relatively diverse group of directors, the Board also recognizes the importance of identifying and nominating qualified female director candidates. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Aerpio and our Board. Finally, we value our directors' experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with Aerpio and who are otherwise "independent" directors under the published listing requirements of the Nasdaq Capital Market ("Nasdaq").

As previously disclosed, on May 16, 2021, we entered into the Merger Agreement. Following the Merger, pursuant to the Merger Agreement, the board of directors of the combined company will consist of seven directors, three of whom are designated by Aadi, three of whom are designated by us and one director mutually agreed upon by Aadi and us. As a result, if the Merger is consummated, the composition of the board of directors of the combined company will be determined pursuant to the terms of the Merger Agreement rather than the composition presented in this Proxy Statement.

Director Nominees

The Class I nominees for director along with their biographical information as of May 31, 2021 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Caley Castelein, M.D.	50	Director	2017	I - 2024
Cheryl Cohen	55	Director	2018	I - 2024

Caley Castelein, M.D. has served on Aerpio’s board of directors since March 2017. Dr. Castelein is the Founder and has been a Managing Director for Kearny Venture Partners since 2006. Dr. Castelein is also the Founder and has been the Managing Director for KVP Capital since 2013. He is a director for ViewRay, Boreal and Newbridge Pharmaceuticals. Previously, Dr. Castelein served on the board of directors of Alivecor from April 2015 to March 2020. Dr. Castelein received his M.D. from University of California, San Francisco and his A.B. in Biology from Harvard University. We believe that Dr. Castelein is qualified to serve as a director based on his industry experience and service on multiple company boards.

Cheryl Cohen has served on Aerpio’s board of directors since June 2018. Ms. Cohen currently serves as president of CLC Consulting, LLC, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, which she incorporated in 2008. From 2011 to 2014, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., where she established and led the company's commercial organization and was responsible for the U.S. launch of Xtandi® (enzalutamide) for metastatic castration-resistant prostate cancer. Ms. Cohen held leadership roles for over a decade at Johnson & Johnson, including as vice president, strategic commercial group, Health Care Systems, Inc., and as vice president, rheumatology franchise, Centocor, Inc. Ms. Cohen began her career at Solvay Pharmaceuticals, Inc. in a variety of sales positions. Since January 2021, Ms. Cohen has served on the boards of directors of Ignyte Acquisition Corp, MEI Pharma, Inc. and NantKwest, Inc. Previously, she served on the boards of directors of CytRx Corporation from June 2015 to October 2016, Eledon Pharmaceuticals, Inc. (previously Novus Therapeutics) from April 2015 to June 2020 and Vital Therapies, Inc. from July 2015 to April 2019. Ms. Cohen received her B.A. from Saint Joseph College. We believe that Ms. Cohen is qualified to serve as director based on her industry experience and service on multiple company boards.

Continuing Directors

The directors continuing their term and respective biographical information as of May 31, 2021 are set forth below:

Name	Age	Position(s)	Director Since	Board Class / Term Expiration
Anupam Dalal, M.D.	49	Director	2011	II - 2022
Pravin Dugel, M.D.	57	Director	2017	II - 2022
Joseph Gardner, Ph.D. *	65	President and Director	2011	III - 2023
Steven Prelack	63	Director	2017	III - 2023

* Employee of Aerpio; biographical information presented below under the section titled “Executive Officers.”

Anupam Dalal, M.D. has served on Aerpio’s board of directors since November 2011. Since August 2016, Dr. Dalal has been working at Acuta Capital. From 2006 to 2016, Dr. Dalal was the Managing Director of Kearny Venture Partners. He was a Founder and Managing Member of KVP Capital. He served as a director of Akebia Therapeutics from 2008 to 2016. Dr. Dalal received an M.D. from the University of California in San Francisco with honors; an M.B.A., with distinction, from Harvard Business School; and a B.A. in Economics, Phi Beta Kappa and

highest honors, from the University of California at Berkeley. We believe that Dr. Dalal is qualified to serve as a director based on his industry experience.

Pravin U. Dugel, M.D. has served as a member of Aerpio’s board of directors since March 2017. Since April 2020, Dr. Dugel has been the Executive Vice President and Chief Strategy and Business Officer for IVERIC bio, Inc., a publicly traded biopharmaceutical company. Formerly, Dr. Dugel was the Managing Partner of Retinal Consultants of Arizona from 2004 to 2019 and he is a Founding Member of the Spectra Eye Institute. Dr. Dugel is a Clinical Professor at the USC Roski Eye Institute, Keck School of Medicine at the University of Southern California. Dr. Dugel serves on the Advisory Board of Acucela, Inc. and as a member of the Scientific Advisory Board at MacuSight, Inc., Alcon Surgical, Genentech and Novartis. He also serves as a Member of the Medical Advisory Board at TrueVision Systems, Inc. and a Member of the Clinical Advisory Board at Opthea Limited. Dr. Dugel received his M.D. from UCLA School of Medicine and his B.A. from Columbia University. We believe that Dr. Dugel is qualified to serve as a director based on his industry experience and service on multiple boards.

Steven Prelack has served on Aerpio’s board of directors since March 2017. Mr. Prelack has been the Chief Operating Officer and Senior Vice President of VetCor, Inc. since 2010. Formerly, he served as a director and audit committee chair at Pieris Pharmaceuticals, Inc. until June 2019 and Galectin Therapeutics Inc. until December 2017. Mr. Prelack is a CPA and has a B.B.A. in Finance and Accounting from the University of Massachusetts, Amherst. We believe that Mr. Prelack is qualified to serve as a director based on his industry experience and service on multiple company boards.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

EXECUTIVE OFFICERS

Our executive officers as of May 31, 2021 and their biographical information are set forth below:

Name	Age	Position(s)
Executive Officers:
Joseph Gardner, Ph.D.	65	President, Principal Executive Officer
Regina Marek	52	Vice President, Principal Financial and Accounting Officer
Kevin G. Peters, M.D.	65	Chief Scientific Officer and acting Chief Medical Officer

Joseph Gardner, Ph.D. has served as Aerpio’s President since December 2011 and served as our Chief Executive Officer from December 2011 until December 2017. Dr. Gardner co-founded Akebia Therapeutics, Inc., a biopharmaceutical company, in 2007 and has been an Advisor for Akebia since 2013. He served as the Chief Executive Officer, President and as a member of the board of directors of Akebia until September 2013. Prior to that, Dr. Gardner worked in pharmaceutical discovery and development at Procter & Gamble Pharmaceuticals, Inc. for 23 years, including two years in P&G’s health care mergers and acquisition group and 10 years managing discovery licensing. He served as a Director of Chemistry and Intellectual Property Management of the Pharmaceutical Division of Procter & Gamble, and as a Director of Juvenile Diabetes Research Foundation International Inc. Dr. Gardner received his B.S. with honors in Biological Chemistry from Tulane University in 1977, earned his M.S. in Chemistry in 1980 from Utah State University and Ph.D. in 1983 in Medicinal Chemistry from University of Wisconsin. We believe that based on Dr. Gardner’s knowledge of our company, industry and business and his service as our former Chief Executive Officer and President, Dr. Gardner is qualified to serve on our board of directors.

Regina Marek has served as Aerpio’s Vice President of Finance and Principal Financial and Accounting Officer since August 2018.  From July 2014 to July 2018, Ms. Marek served as vice president, corporate controller and vice president, integration for Milacron Holdings Corp. From 2012 to 2014, Ms. Marek was vice president of internal audit at Macy’s, Inc. and, prior to that she held multiple roles at Owens Corning from 2005 to 2012, including controller of the residential insulation business and director of internal audit for the global composites business. Ms. Marek started her career at Ernst & Young LLP and worked as an auditor and senior manager in the transaction advisory service practice group. Ms. Marek is a licensed and active Certified Public Accountant and received her B.S.B.A in Accounting from John Carroll University and her M.B.A. from Bowling Green State University.

Kevin G. Peters, M.D. has served as Aerpio’s Chief Scientific Officer since November 2011 and as acting Chief Medical Officer since May 2019. Dr. Peters guided the development of AKB-9778 and ARP-1536 while at Akebia Therapeutics, Inc., and continues to be in charge of scientific discovery and development for Aerpio. From 2006 to 2010 he served as Group Medical Director of Cardiovascular and Metabolic Disease in Global and Discovery Medicine at Bristol Myers Squibb Co., and from 1998 to 2006 he served as head of Therapeutic Angiogenesis research at P&G Pharmaceuticals Inc. Dr. Peters served as an Associate Professor of Medicine and Pharmacology in the Division of Cardiology at Duke University Medical Center. After receiving his M.D. from the University of Iowa, Dr. Peters completed an internal medicine residency at the University of Minnesota, a clinical fellowship in cardiology at the University of Iowa and a research fellowship as UCSF. He received and B.A. in Biology and Chemistry (double major) Summa Cum Laude from Augustana College.

In addition, pursuant to the Merger Agreement, if the Merger with Aadi is consummated, the combined company will be led by Aadi’s chief executive officer.

CORPORATE GOVERNANCE

Board Composition and Structure

Our Amended and Restated Certificate of Incorporation states that the number of directors shall be fixed exclusively by our Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Amended and Restated Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock of the Company then entitled to vote generally on the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the supermajority (66 2/3%) of the directors then in office, even if less than a quorum.

Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Amended and Restated Certificate of Incorporation and our bylaws, if elected, our Class I directors will serve until the 2024 annual meeting of stockholders; our Class II directors will serve until the 2022 annual meeting of stockholders; and our Class III directors will serve until the 2023 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board among the three classes.

As previously disclosed, on May 16, 2021, we entered into the Merger Agreement. Following the Merger, pursuant to the Merger Agreement, the board of directors of the combined company will consist of seven directors, three of whom are designated by Aadi, three of whom are designated by us and one director mutually agreed upon by Aadi and us. As a result, if the Merger is consummated, the composition of the board of directors of the combined company will be determined pursuant to the terms of the Merger Agreement rather than the composition presented in this Proxy Statement. In addition, the board of directors of the combined company may adopt new, amended or supplemental policies and practices relating to, among other things, the composition and structure of the board of directors, nomination process for the board of directors, composition, structure and duties of the standing committees of the board of directors.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	experience as a director or executive officer of another publicly held company;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.

Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Directors Independence

Our securities are listed on Nasdaq which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our Board has determined that all members of the Board, except Joseph Gardner, are independent directors. Joseph Gardner is not an independent director under these rules because he is an executive officer of our company. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board considered the association of our directors with the holders of more than 5% of our common stock. The composition and functioning of our Board and each of our committees complies with all applicable requirements of Nasdaq and the rules and regulations of the SEC. There are no family relationships among any of our directors or executive officers.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual's name and qualifications in writing to our Secretary at Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242 in accordance with the bylaws of the Company, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure and Role of Board in Risk Oversight

Board Leadership Structure

We have established a role of the chairman of the board, which is currently held by Steven Prelack, and we plan to keep this role separated from the role of Principal Executive Officer. We believe that separating these positions allows our Principal Executive Officer to focus on our day-to-day business, while allowing a chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Principal Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’s oversight responsibilities continue to grow. Our by-laws and corporate governance guidelines require that our chairman of the board not be an employee or an executive officer of our company, and our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed in the section entitled “Risk Factors” located in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board Meetings and Attendance

The Board held 12 meetings during 2020, and each of the incumbent directors of the board attended at least 75% of the aggregate of all meetings of the board and all meetings of committees of our board upon which they served

(during the periods that they served) during 2020. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under SEC rules. Members of our board are encouraged to attend annual meetings of our stockholders. Seven directors attended the 2020 Annual Meeting of Stockholders.

Board Committees

We have established the following board committees: audit committee, compensation committee and a nominating and corporate governance committee. Each committee operates pursuant to a charter adopted by our Board. The composition and functioning of all committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and Nasdaq.

The following table sets forth which directors currently serve on each committee of the Board.

Name	Nominating and Corporate Governance	Compensation	Audit
Caley Castelein, M.D. (1)		M	M
Cheryl Cohen (1)	CH		M
Anupam Dalal, M.D.		CH
Pravin Dugel	M
Steven Prelack			CH

(1)	Nominated for re-election in Proposal One
(2)	Director
(CH)	Chairperson of the Committee
(M)	Member

Audit Committee

Steven Prelack, Caley Castelein and Cheryl Cohen serve on the Audit Committee, which is chaired by Steven Prelack. Our Board has determined that Steven Prelack, Caley Castelein and Cheryl Cohen are “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board has designated Steven Prelack as an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and making recommendations to our Board regarding all such transactions; and
•	reviewing quarterly earnings releases.

The Audit Committee held four meetings during 2020. A copy of the Audit Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Committee

Anupam Dalal and Caley Castelein serve on the Compensation Committee, which is chaired by Anupam Dalal. Our Board has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq rules. The Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the independent directors on the Board the corporate goals and objectives relevant to the compensation of our Chief Executive Officer (or Principal Executive Officer);

•

evaluating the performance of our Chief Executive Officer (or Principal Executive Officer) in light of such corporate goals and objectives and based on such evaluation: (i) recommending to the independent directors on the Board the cash compensation of our Chief Executive Officer (or Principal Executive Officer) and (ii) reviewing and recommending to the independent directors on the Board awards to our Chief Executive Officer (or Principal Executive Officer) under equity-based plans;

•	reviewing and approving or recommending to the independent directors on the Board the cash compensation of our other executive officers;
•	reviewing and establishing our overall management compensation, philosophy and policy;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and recommending to the independent directors on the Board the compensation of our directors;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and
•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee held no meetings and only acted by written consent during 2020. A copy of the Compensation Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Compensation Consultant

As a part of determining compensation for our named executive officers, the compensation committee has engaged Radford, a business unit of Aon plc, as an independent compensation consultant. Radford provides analysis and recommendations to the compensation committee regarding:

•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices of our peer group;
•	compensation programs for executives and all of our employees; and
•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation issues are discussed. Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the compensation committee considered the independence of Radford taking into consideration relevant factors, including the absence of other services provided to us by Radford, the amount of fees we paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any of our executive officers, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the compensation committee, and any shares of our stock owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee has not created any conflicts of interest and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee

Cheryl Cohen and Pravin Dugel currently serve on the Nominating and Corporate Governance Committee, which is chaired by Cheryl Cohen. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the evaluation of our Board and management.

The Nominating and Corporate Governance Committee held no meeting and only acted by written consent during 2020. A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at www.aerpio.com under the Investors section.

Our Board may from time to time establish other committees.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation and our Amended and Restated Certificate of Incorporation and bylaws. Our corporate governance guidelines are available on our website at www.aerpio.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, those guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website, which is located at www.aerpio.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website or in a current report on Form 8-K as may be required by law.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policies prohibit all directors, executive officers, and certain employees from buying or selling derivatives on our securities, engaging in hedging transactions involving our securities or holding our securities in a margin account, and only allow our securities to be pledged as collateral for a loan with the prior approval by the Audit Committee which must have at least two (2) weeks to consider any such request for approval. To date no such requests have been made or approved.

EXECUTIVE COMPENSATION

The following summarizes the compensation earned by our executive officers named in the “Summary Compensation Table” below (referred to herein as our “named executive officers”) for the year ended December 31, 2020. This section also discusses the material elements of our executive compensation policies and decisions and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

As previously disclosed, on May 16, 2021, we entered into the Merger Agreement. Following the Merger, pursuant to the Merger Agreement, the board of directors of the combined company will consist of seven directors, three of whom are designated by Aadi, three of whom are designated by us and one director mutually agreed upon by Aadi and us. If the Merger is consummated, the board of directors of the combined company may adopt new, amended or supplemental policies and practices relating to, among other things, the compensation of its directors, executive officers and employees, as well as equity incentive plans. As a result, the following discussion is intended to provide disclosure of our historical executive compensation and director compensation for the year ended December 31, 2020.

Overview

Historically, our executive compensation program has reflected our growth and corporate goals. To date, the compensation of the named executive officers has consisted of a combination of base salary, annual cash bonus, and long-term equity incentive compensation in the form of restricted stock and stock options, and other employee benefits generally available to our employees. The named executive officers are also entitled to certain compensation and benefits upon certain terminations of employment pursuant to their executive employment agreements as described below.

The named executive officers for the year ended December 31, 2020 were as follows:

•	Joseph H. Gardner Ph.D., our President and Principal Executive Officer
•	Regina Marek, our Vice President of Finance and Principal Financial and Accounting Officer;
•	Kevin G. Peters, M.D., our Chief Scientific Officer and acting Chief Medical Officer

Elements of Executive Compensation

Base Salaries

Base salaries for the named executive officers are determined annually by the compensation committee, subject to review and approval by the Board, based on the scope of each officer’s responsibilities along with his or her respective experience and contributions during the prior year. When reviewing base salaries, the compensation committee takes factors into account such as each officer’s experience and individual performance, our performance as a whole, data from surveys of compensation paid by comparable companies, and general industry conditions, but does not assign any specific weighting to any factor.

Annual Cash Bonuses

All of the named executive officers participate in the Aerpio Pharmaceuticals, Inc. Senior Executive Cash Incentive Bonus Plan, or the Incentive Plan, which promotes and rewards the executives for the achievement of key strategic and business goals. The 2020 Incentive Plan period covered the 12-month period beginning on January 1, 2020 and ending on December 31, 2020. For the 2020 Incentive Plan period, the target annual bonus as a percentage of base salary, as determined based on the salary earned throughout the bonus plan period, for each of the named executive officers is further described in the section titled “Executive Compensation—Employment Agreements.” At the beginning of the 2020 bonus plan period, the Compensation Committee established corporate performance goals, each having a designated weighting, which related to key development, strategic and financial goals of our company. At the end of the 2020 bonus plan period, the Compensation Committee met and evaluated the performance of the Company against the specified performance goals. Based on its evaluation, the Compensation Committee recommended, and the Board approved, that we achieved 50% of our corporate goals. Consequently, the Board approved payment of cash bonuses to the named executive officers for the 2020 bonus plan period in the amounts reported in the “Summary Compensation Table—2020” below.

Cash Retention Bonuses

On May 14, 2019, the Board approved cash retention payments to its salaried employees, which were paid at the end of the second quarter in fiscal year 2020. Joseph Gardner, President and principal executive officer, Regina Marek, Vice President Finance and principal financial and accounting officer and Kevin Peters, Chief Scientific and acting Chief Medical Officer received cash payments of $210,000 $120,000 and $180,000, respectively. The Board approved payment of cash retention bonuses to the named executive officers in the amounts reported in the “Summary Compensation Table—2020” below.

Equity Awards

The named executive officers have historically participated in Aerpio’s 2011 Equity Incentive Plan, or 2011 Plan, and the Stock Option and Incentive Plan, or 2017 Plan.

In March 2020, we made annual equity award grants to each of our named executive officers. We granted Dr. Gardner an option to purchase 155,000 shares of our common stock, Ms. Marek an option to purchase 93,000 shares of our common stock, and Dr. Peters an option to purchase 129,000 shares of our common stock each having an exercise price of $0.52 per share, which was the closing price of our stock on the date of grant. These options vest 25% on the first anniversary of the applicable vesting commencement date and then in 36 monthly installments thereafter, in each case subject to the executive continuing to provide services through each such vesting date. These equity awards serve to align the interests of our named executive officers with our stockholders.

We believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period.

Other Benefits

Our named executive officers are eligible for additional benefits, such as participation in our 401(k) plan, our employee stock purchase plan and basic health benefits that are generally available to all of our employees.

Summary Compensation Table – 2020

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the named executive officers for the years ending December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Bonus ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)		Total ($)

Joseph Gardner	2020	432,600	48,427	210,000	108,150	1,646	(4)	590,823
President and Principal Executive Officer	2019	420,000	510,423	—	199,500	1,069	(4)	1,130,992
Regina Marek	2020	278,100	29,057	120,000	48,668	350	(4)	356,175
VP Finance, Principal Financial and Accounting Officer	2019	244,643	168,866	—	71,708	373	(4)	485,590
Kevin Peters	2020	370,800	40,304	180,000	74,160	1,003	(4)	486,267
Chief Scientific and Medical Officer	2019	360,000	450,200	—	136,800	1,069	(4)	948,069
(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2020 and 2019. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.

(2)	Amounts represent cash retention bonuses paid in 2020.
(3)	Amounts represent cash bonuses earned for performance in 2020 and 2019 based upon achievement of corporate performance goals for the respective year.
(4)	Amounts represent the dollar value of life insurance premiums paid by us on behalf of the named executive officers.

Outstanding Equity Awards at December 31, 2020

The following table sets forth information concerning outstanding equity awards for each of the named executive officers as of December 31, 2020:

	Option Awards
Name and Principal Position	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Option Exercise Price ($)	Option Expiration Date
Joseph Gardner	3/16/2020	—	155,000	1	0.52	3/16/2030
President and	5/14/2019	174,675	174,675	2	1.04	5/14/2029
Principal Executive Officer	2/15/2019	68,750	81,250	1	3.27	2/15/2029
	4/23/2018	100,000	50,000	1	3.59	4/23/2028
	12/14/2017	135,000	—	1	5.50	12/14/2027
	2/18/2014	207,628	—	1	2.11	2/18/2024
	3/22/2012	27,727	—	1	1.66	3/22/2022
Regina Marek	3/16/2020	—	93,000	1	0.52	3/16/2030
VP of Finance, Principal	11/4/2019	20,302	23,998	1	0.5588	11/4/2029
Finance and Accounting Officer	5/14/2019	76,650	76,650	2	1.04	5/14/2029
	2/15/2019	13,750	16,250	1	3.27	2/15/2029
	8/9/2018	46,667	33,333	1	3.49	8/9/2028
Kevin Peters	3/16/2020	—	129,000	1	0.52	3/16/2030
Chief Medical and Scientific	5/14/2019	25,031	38,219	1	1.04	5/14/2029
Officer	5/14/2019	133,275	133,275	2	1.04	5/14/2029
	2/15/2019	57,292	67,708	1	3.27	2/15/2029
	4/23/2018	66,667	33,333	1	3.59	4/23/2028
	3/22/2012	1,912	—	1	1.66	3/22/2022
(1)

Unless otherwise noted, each option vests 25% on the first anniversary of the vesting commencement date, then vests in 36 equal monthly installments thereafter, such that the option is vested on the fourth anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.

(2)	Vests 50% on June 30, 2020, then vests 50% on June 30, 2021, subject to the holder continuing to provide services to the Company through such vesting date.

Employment Agreements

We have entered into employment agreements with each of our named executive officers and our other executive officers. Each employment agreement provides for “at will” employment, meaning that either we or the officer may terminate the employment relationship at any time without cause. The material terms of the employment agreements and transition agreements with our 2020 named executive officers are described below. The terms “change of control,” “cause” and “good reason” referred to below are defined in the applicable employment agreement or transition agreement.

Executive Employment Agreement with Joseph H. Gardner

Dr. Gardner entered into an employment agreement with us in March 2017, as amended on October 8, 2017, and further amended on January 31, 2021. Pursuant to his employment agreement, Dr. Gardner receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus. For 2020, Dr. Gardner’s base salary was equal to $432,600, and his target incentive compensation was equal to 50% of his base salary. Dr. Gardner is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Dr. Gardner’s employment agreement provides that, in the event that his employment is terminated by us without cause or he resigns for “good reason”, and subject to the execution and effectiveness of a transition agreement, including a general release of claims in our favor, he will be entitled to receive (i) an amount equal to twelve months of his base salary, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of twelve months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Dr. Gardner had he remained employed with us, and (iii) acceleration of all time-based equity awards held by Dr. Gardner in which Dr. Gardner would have vested if he had remained employed for an additional twelve months. All amounts payable to Dr. Gardner shall be paid in a lump sum.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Dr. Gardner’s employment is terminated by us without cause or Dr. Gardner resigns for good reason, in either case within 15 months following a “change in control”, subject to the execution and effectiveness of a transition agreement, including a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to one and a half (1.5) times the sum of both (x) Dr. Gardner’s then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) and (y) his target annual incentive compensation, (ii) if Dr. Gardner is participating in our group health plan immediately prior to his termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Dr. Gardner’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him had he remained employed with us and (iii) full acceleration of all time-based equity awards held by Dr. Gardner.

In addition, Dr. Gardner remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the employment agreement from his prior employment agreement. These restrictive covenants apply during the term of Dr. Gardner’s employment and for one year thereafter.

Executive Employment Agreement with Regina Marek

Ms. Marek entered into an employment agreement with us in November 2019.  Pursuant to her employment agreement, Ms. Marek receives an annual base salary, which is subject to annual review and adjustment, and she is eligible to earn an annual cash incentive bonus.  For 2020, Ms. Marek’s base salary was equal to $278,100 and her target annual incentive compensation was equal to 35% of her base salary. Ms. Marek is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Ms. Marek’s employment agreement provides that, in the event that her employment is terminated by us without “cause” or Ms. Marek resigns for “good reason”, and subject to the execution and effectiveness of a transition agreement, including a general release of claims in our favor, she will be entitled to receive (i) an amount equal to twelve months of her base salary, (ii) if Ms. Marek is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of twelve months following termination or the end of Ms. Marek’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to Ms. Marek had she remained employed with us, and (iii) acceleration of all time-based equity awards held by Ms. Marek in which Ms. Marek would have vested if she had remained employed for an additional twelve months. All amounts payable to Ms. Marek shall be made in substantially equal installments over twelve months following her termination.

In lieu of the payments and benefits described in the preceding paragraph, in the event that Ms. Marek’s employment is terminated by us without cause or Ms. Marek resigns for good reason, in either case within 15 months following a “change in control”, subject to the execution and effectiveness of a transition agreement, including a general release of claims in our favor, she will be entitled to receive (i) a lump sum cash payment equal to one and a half (1.5) times the sum of both (x) Ms. Marek’s then-current base salary (or her base salary in effect immediately prior to the change in control, if higher) plus (y) Ms. Marek’s target annual incentive compensation (or her target annual incentive compensation in effect immediately prior to the change in control, if larger), (ii) if Ms. Marek is participating in our group health plan immediately prior to her termination, a monthly cash payment until the earlier of eighteen (18) months following termination or the end of Ms. Marek’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to her had she remained employed with us and (iii) full acceleration of all time-based equity awards held by Ms. Marek.

In addition, Ms. Marek remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions, which have been incorporated by reference into the new employment agreement from her prior employment agreement. These restrictive covenants apply during the term of Ms. Marek’s employment and for one year thereafter.

Executive Employment Agreement with Kevin G. Peters

Dr. Peters entered into an employment agreement with us in March 2017.  Pursuant to his employment agreement, Dr. Peters receives an annual base salary, which is subject to annual review and adjustment, and he is eligible to earn an annual cash incentive bonus.  For 2020, Dr. Peters’ base salary was equal to $370,800, and his target incentive compensation was equal to 40% of his base salary. Dr. Peters is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Dr. Peters’ employment agreement also provided for certain severance arrangements that were superseded in the terms of his transition services agreement as described below.

Transition Services Agreement with Kevin G. Peters, M.D.

On February 9, 2021, Dr. Peters entered into a transition services agreement with us, as amended effective as of April 1, 2021. Pursuant to the terms of his transition services agreement, if a “change in control” occurs within 5 months following Dr. Peters’ date of termination from us, Dr. Peters will be eligible to receive (i) an amount equal to 1.5 times the sum of his (A) base salary in effect immediately prior to the termination and (B) target annual incentive compensation in effect immediately prior to the termination, (ii) if Dr. Peters was participating in our group health plan immediately prior to his termination and elects COBRA health continuation, an amount equal to 18 months of the monthly employer contribution that we would have made to provide health insurance to Dr. Peters and his eligible dependents if Dr. Peters had remained employed by us, and (iii) full acceleration of vesting of all equity awards that are subject solely to time-based vesting.  Further, on March 29, 2021, our Board approved adopted resolutions clarifying that Dr. Peters would continue to vest in his equity awards through his period of service with us as a consultant.

In addition, Dr. Peters remains bound by certain restrictive covenants, including non-competition and non-solicitation provisions. These restrictive covenants apply through his period of service with us as a consultant and for one year thereafter.

Retirement Plan

We offer a 401(k) plan to eligible employees, including our named executive officers. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. Company contributions are discretionary. We made no contributions during the year ended December 31, 2020. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2020. As of December 31, 2020, we had three equity compensation plans, each of which was approved by our stockholders: our 2011 Plan, our 2017 Plan and our Amended and Restated 2017 Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders (1)	4,642,240	$1.81	3,634,905	(2)
Warrants (3)	600,000
Total	5,242,240		3,634,905	(2)
(1)	Includes the following plans: our 2011 Equity Incentive Plan, our 2017 Stock Option and Incentive Plan and our Amended and Restated 2017 Employee Stock Purchase Plan.
(2)

Excludes (i) 1,890,052 additional shares of common stock that may be issued pursuant to our 2017 Stock Option and Incentive Plan pursuant to an automatic annual increase effective on January 1, 2021 and (ii) 350,000 additional shares of common stock that may be issued pursuant to our Amended and Restated 2017 Employee Stock Purchase Plan pursuant to an annual increase effective on January 1, 2021.

(3)

Reflects warrants issued outside of our equity compensation plans for the purchase of 600,000 shares of common stock at an exercise price of $0.486 per share in connection with the hiring of a strategic advisor consultant. These warrants are compensatory in nature and are fully vested.

DIRECTOR COMPENSATION

On March 15, 2017, we adopted a compensation policy for our non-employee directors, or the Director Compensation Program that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Pursuant to the Director Compensation Program, our non-employee directors will receive cash compensation, paid quarterly, as follows:

•	Each non-employee director will receive an annual cash retainer in the amount of $35,000 per year.
•	Any non-employee Chairman will receive an additional annual cash retainer in the amount of $25,000 per year.
•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $3,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, upon the director’s initial appointment or election to our Board, each non-employee director will receive an option (the Initial Grant) to purchase shares of our common stock with an aggregate grant date fair value (as defined below) equal to $181,400. In addition, each non-employee director who has been serving as a director for the prior three months and will continue to serve as a director immediately following each annual stockholder meeting, will receive, on the date of such annual stockholder meeting, an option (the Annual Grant) to purchase shares of our common stock with an aggregate grant date fair value equal to $90,700. For purposes of the Initial Grant and the Annual Grant, “grant date fair value” will mean the fair value of an award as of the date of grant as determined in accordance with ASC Topic 718, “Share-Based Payment”, using the Black-Scholes pricing model and the valuation assumptions used by the company in accounting for options as of such date of grant. The Initial Grant will vest as to one-third of the shares subject to Initial Grant on each yearly anniversary of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will fully vest on the earlier of the first anniversary of the applicable grant date or the date of the next annual stockholder meeting, subject to continued service through such vesting date. In June 2020, the Board deemed it appropriate to reduce the value to be received for the 2020 Annual Grant, and we granted to each of our non-employee directors as of the date of the 2020 annual meeting of stockholders an option to purchase 52,144 shares of our common stock, with a grant date fair value of $39,672.

2020 Director Compensation Table

The following table sets forth information for the year ended December 31, 2020, regarding the compensation awarded to, earned by or paid to our non-employee directors as of December 31, 2020. Directors who are also our employees receive no additional compensation for their service as a director. The compensation received by Dr. Gardner as an employee of the Company is presented in “Executive Compensation—Summary Compensation Table—2020”.

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Total($)
Caley Castelein, M.D. (2)	45,083	39,672	84,755
Cheryl Cohen (3)	48,617	39,672	88,289
Anupam Dalal, M.D. (4)	45,000	39,672	84,672
Pravin U. Dugel, M.D. (5)	36,808	39,672	76,480
Steven Prelack (6)	62,917	39,672	102,589
Muneer Satter (7)	30,692	—	30,692
Chau Khuong (7)	30,692	—	30,692
(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our non-employee directors as of the grant date as computed in accordance with FASB ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to our financial statements for the years ended December 31, 2020 and 2019. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our non-employee directors from the options.

(2)	As of December 31, 2020, Dr. Castelein held 94,944 unexercised options.
(3)	As of December 31, 2020, Ms. Cohen held 116,344 unexercised options.
(4)	As of December 31, 2020, Dr. Dalal held 94,944 unexercised options.
(5)	As of December 31, 2020, Dr. Dugel held 114,186 unexercised options,
(6)	As of December 31, 2020, Mr. Prelack held 94,944 unexercised options.
(7)	Mr. Satter and Mr. Khuong were board members through June 2020. Amount reflects fees paid to each Mr. Satter and Mr. Khuong through the end of their board service period.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock at May 31, 2021 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of May 31, 2021 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by such persons.

The percentage of shares beneficially owned is computed on the basis of 47,371,482 shares of common stock outstanding as of May 31, 2021. Shares of common stock that a person has the right to acquire within 60 days of May 31, 2021 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed in the table is c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders:
Satter Entities(1)	5,621,835	11.9%
Entities affiliated with OrbiMed Private Investments V, LP(2)	5,193,946	11.0%
Entities affiliated with The Vanguard Group, Inc. (3)	2,711,579	5.7%
Entities affiliated with Avoro Capital Advisors, LLC (4)	4,500,000	9.5%
Named Executive Officers and Directors:
Steven Prelack(5)	94,944	*
Caley Castelein(6)	379,315	*
Cheryl Cohen(7)	120,808	*
Anupam Dalal(8)	101,677	*
Pravin Dugel(9)	118,650	*
Joseph Gardner(10)	1,586,890	3.3%
Kevin Peters(11)	823,017	1.7%
Regina Marek(12)	299,144	*
All directors and executive officers as a group (8 persons) (13)	3,524,445	7.1%
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based solely on a Schedule 13D/A filed with the SEC on November 23, 2020, consists of 5,621,835 shares of    common stock that are held by Satter Management Co., L.P., for which Muneer A. Satter has sole voting and dispositive power over all such shares. The address of Satter Management Co., L.P. is 676 North Michigan Avenue, Suite 4000, Chicago, Illinois 60611.

(2)

Based solely on a Schedule 13D/A filed with the SEC on November 12, 2020, consists of 5,193,946 shares of common stock owned directly by OrbiMed Private Investments V, LP, or OPI V. OrbiMed Capital GP V LLC, or GP V, is the general partner of OPI V. OrbiMed Advisors LLC, or OrbiMed, pursuant to its authority as the managing member of GP V, may be deemed to indirectly beneficially own the Shares held by OPI V.  By virtue of such relationships, GP V and OrbiMed may be deemed to have voting and investment power over the shares held by OPI V and as a result may be deemed to have beneficial ownership of such shares. Each of GP V and OrbiMed disclaims beneficial ownership of the shares held by OPI V, except to the extent of its pecuniary interest therein, if any. The address of OrbiMed Investments and OrbiMed Associates is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

Based solely on a Schedule 13G filed with the SEC on February 10, 2021, consists of 2,711,579 shares of common stock that are held by The Vanguard Group, Inc. and its subsidiaries listed on Appendix A of Schedule 13G (collectively, “Vanguard”). According to Schedule 13G, Vanguard had the sole power to dispose of 2,698,373 shares of common stock; the shared power to vote 2,964 shares of common stock; and the shared power to dispose of 13,206 shares of common stock. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Based solely on a Schedule 13D filed with the SEC on June 4, 2021, consists of 4,500,000 shares of common stock that are held by Avoro Capital Advisors LLC (“Avoro Capital”) and Behzad Aghazadeh (“Aghazadeh”). According to the Schedule 13G, each of Avoro Capital and Aghazadeh has sole voting power and sole dispositive power with regard to 4,500,000 shares of common stock. The principal business address of each of Avoro Capital and Aghazadeh is 110 Greene Street, Suite 800, New York, NY 10012.

(5)	Consists of 94,944 shares of common stock issuable directly to Steven Prelack upon the exercise of options within 60 days of May 31, 2021.
(6)	Consists of (i) 279,907 shares of common stock held directly by Caley Castelein and (ii) 99,408 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2021.
(7)	Consists of 120,808 shares of common stock issuable directly to Cheryl Cohen upon the exercise of options within 60 days of May 31, 2021.
(8)	Consists of (i) 2,269 shares of common stock held directly by Anupam Dalal and (ii) 99,408 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2021.
(9)	Consists of 118,650 shares of common stock issuable directly to Pravin Dugel upon the exercise of options within 60 days of May 31, 2021.
(10)

Consists of (i) 453,019 shares of common stock held directly by Joseph Gardner, (ii) 150,000 shares of common stock held in a family trust for the benefit of Dr. Gardner’s children and (iii) 983,871 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2021.

(11)	Consists of (i) 320,536 shares of common stock held directly by Kevin Peters and (ii) 502,481 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2021.
(12)	Consists of (i) 11,625 shares of common stock held directly by Regina Marek and (ii) 287,519 shares of common stock issuable upon the exercise of options within 60 days of May 31, 2021.
(13)	Includes an aggregate of 2,307,089 shares issuable upon the exercise of stock options within 60 days of May 31, 2021 held by our executive officers and directors as a group.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Employment Agreements and Offer Letters

Each of our executive officers is employed with us under the terms of their employment agreement or offer letter, as applicable. For more information regarding these employment agreements for Messrs. Gardner and Peters and Ms. Marek, see the section titled “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2020 Year End.”

Other Transactions

We have granted stock options to our executive officers. For a description of these stock options granted to such individuals, see the section titled “Executive Compensation.” We have also granted stock options to certain members of the Board and will do so in the future pursuant to our non-employee director compensation policy. For a description of these stock options, see the section titled “Management—Director Compensation Table.”

Policies and Procedures for Related-Person Transactions

Our Board has adopted a written related-person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s-length transaction and the extent of the related person’s interest in the transaction. Furthermore, all related-person transactions with a majority stockholder require a supermajority (66 2/3%) vote of the directors then in office.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2020 was Ernst & Young LLP, and the Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are asking you and other stockholders to ratify this appointment.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification of the appointment of Ernst & Young LLP. A majority of the votes properly cast is required in order to ratify the appointment of Ernst & Young LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Ernst & Young LLP, we will review our future appointment of Ernst & Young LLP.

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the categories of services listed below. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the Audit Committee's next scheduled meeting, the Audit Committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the Audit Committee at its next scheduled meeting.

Audit Fees and Services

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, for each of the last two fiscal years.

	Year Ended December 31,
Fee Category:	2020	2019
Audit fees	$330,154	$280,920
Audit-related fees	—	—
Tax fees	23,400	24,096
All other fees	—	—
Total Fees	$353,554	$305,016

Audit Fees

Consist of aggregate fees for professional services provided in connection with the annual audit of our financial statements, the review of our quarterly condensed financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC.

Tax Fees

Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.

In 2017, the Audit Committee approved a formal policy concerning approval of audit and non-audit services to be provided by the Company by its independent registered public accounting firm, Ernst & Young LLP. The policy requires that all services to be provided by Ernst & Young LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Board preapproved all audit and non-audit services provided by Ernst & Young LLP during the years ended December 31, 2020 and 2019.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

REPORT OF THE AUDIT COMMITTEE

The information contained in this Audit Committee report shall not be deemed to be (1) "soliciting material," (2) "filed" with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Aerpio specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board. The Audit Committee consists of the three directors whose names appear below. None of the members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee is "independent" for Audit Committee purposes as that term is defined under Rule 10A-3 of the Exchange Act. Each member of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC. The Board has designated Mr. Prelack as an "Audit Committee financial expert," as defined under the applicable rules of the SEC. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee's general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed our consolidated financial statements for 2020 and met with management, as well as with representatives of Ernst & Young LLP, the Company's independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.

The Audit Committee reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting. The Audit Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal control, including internal control over financial reporting and the overall quality of the Company's financial reporting.

In addition, the Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with members of Ernst & Young LLP its independence.

Based on these discussions, the consolidated financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for 2020 be included in its Annual Report on Form 10-K for the fiscal year 2020.

Audit Committee

Steven Prelack (Chairperson)

Caley Castelein, M.D.

Cheryl Cohen

June 9, 2021

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons acting as proxies intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document upon written or oral request to Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attention: Corporate Secretary, telephone: (513) 985-1920. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

ADDITIONAL INFORMATION

Stockholder Communications

The Board provides to every securityholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for securityholder communication. For a securityholder communication directed to the Board as a whole, securityholders may send such communication to the attention of the Company's Chair of the Board via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio  45242, Attn: Chairman of the Board.

For a securityholder communication directed to an individual director in his or her capacity as a member of the Board, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, Attn: [Name of Individual Director].

We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board, to whom such securityholder communication is addressed to the address specified by each such director and the Chair of the Board, unless there are safety or security concerns that mitigate against further transmission.

Communications from an officer or director of the Company and proposals submitted by securityholders to be included in the Company’s annual proxy statement, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (and related communications) will not be viewed as a securityholder communication. Communications from an employee or agent of the Company will be viewed as securityholder communication only if such communications are made solely in such employee’s or agent’s capacity as a securityholder.

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal to be considered at an annual meeting of stockholders but does not wish to have the proposal considered for inclusion in our proxy materials, our bylaws establish an advance notice procedure for such nominations and proposals. Our bylaws provide that a stockholder must give written notice to our Secretary at 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year's annual meeting. However, the bylaws also provide that in the event there was no annual meeting in the preceding year or the date of the annual meeting is more than 30 days before or after such anniversary date, notice must be delivered on or before the 10th day following the day on which public announcement of the date of such meeting is first made.

As to any proposal other than the nomination of a director, the stockholder must be of record at the time the notice is made and state (i) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to, based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

As to proposals regarding the nomination of members of the board, any nomination must be made by a stockholder of record at the time the notice is made and state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; and (ii) (A) the name and address of the stockholder giving the notice on whose behalf the nomination is made, (B) the class (and, if applicable, series) and number of shares of stock of the Company that are, directly or indirectly, owned beneficially or of record by the stockholder, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Company or a Derivative Instrument directly or indirectly owned beneficially or of record by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Company of the stockholder, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any securities of the Company, (E) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of the shares of stock of the Company or Derivative Instruments, (G) any other information relating to such stockholder, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (I) a certification as to whether or not the stockholder has complied with all applicable federal, state and other legal requirements in connection with the stockholder’s acquisition of shares of capital stock or other securities of the Company and the stockholder’s acts or omissions as a stockholder (or beneficial owner of securities) of the Company, and (J) whether the stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such nomination. The Company may require any proposed nominee to furnish such other information as may be reasonably requested by the Company to determine the eligibility of the proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice shall be provided as of the date of such notice. The information required to be included in a notice shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

The advance notice requirements for the Annual Meeting follows: a stockholder's notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

Separate from the process described above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than February 9, 2022. Such proposals must be delivered to our Secretary, c/o Aerpio Pharmaceuticals, Inc., 9987 Carver Road, Suite 420, Cincinnati, Ohio 45242.

Appendix A

Logo AERPIO PHARMACEUTICALS AERPIO PHARMACEUTICALS, INC. 9987 CARVER ROAD, SUITE 420 CINCINNATI, OH 45242 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 21, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ARPO2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 21, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D56448-P58752 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AERPIO PHARMACEUTICALS, INC The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below 1. To elect two Class I directors to hold office until the 2024 annual meeting of stockholders Nominees: 01) Caley Castelein, M.D. 02) Cheryl Cohen The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, the Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com AERPIO PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2021 ANNUAL MEETING OF STOCKHOLDERS JULY 22, 2021 The undersigned stockholder(s) hereby appoint(s) Joseph Gardner and Regina Marek, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Aerpio Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Time on Thursday, July 22, 2021, at www.virtualshareholdermeeting.com/ARPO2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side